                                  EXHIBIT 10.2

                              Consulting Agreement
                              --------------------

                                                                Exhibit 10.2

                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Consulting Agreement") is made and entered into this 11th day of August, 1998, by and between Temporary Media Co., LLC, a Delaware limited liability company ("TMC") and National Media Corporation, a Delaware corporation ("Company") with respect to the following facts:

         NM Acquisition Co., LLC, a Delaware limited liability company ("ACO") and the Company have entered into a Letter of Intent, dated July 10, 1998, as amended July 15, 1998 ("LOI"), pursuant to which TMC is to provide, among other things, Consulting Services (hereinafter defined) to the Company as described below.

         ACO and the Company are entering into a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement").

         Capitalized terms used but not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Company and TMC agree as follows:

         1.       ENGAGEMENT.
                  -----------

                  1.1 Term. Subject to the terms of this Consulting Agreement, the Company hereby engages TMC for a period of six (6) months beginning on the date of this Agreement and ending on the date six (6) months thereafter unless terminated earlier pursuant to the terms hereof (the "Term") and TMC hereby accepts such engagement.

                  1.2 Consulting Services. TMC will provide such reasonable assistance and advice as the Company may reasonably request, including but not limited to the following (the "Consulting Services"):

                  providing executive management consulting services in its good faith and to the best of its abilities, which shall include devoting at least an aggregate of one-hundred (100) hours per week by Eric R. Weiss ("Weiss"), Daniel M. Yukelson ("Yukelson") and Stephen C. Lehman ("Lehman"), a minimum of forty (40) of such hours will be devoted by Lehman, who will be designated as "Acting CEO" of the Company; Lehman shall have the duties, responsibilities and authority normally associated with the office and position of chief executive officer of a corporation and as are reasonably required by the Board of Directors. Such duties shall include, but not be limited to the following: (i) general and active management of the business of the Company, (ii) ensuring that all orders and resolutions of the Board of Directors are carried into effect, (iii) hiring and firing of all Company personnel in consultation with the Company's Compensation Committee, (iv) general oversight of all contracts to which the Company is, or is contemplating becoming, a party (including past, present and future contracts), (v) control and oversight of all Company employees, (vi) general oversight of the content of all programming, (vii) general oversight of the Company's programming schedule and, (viii) general oversight of all other areas of the Company. Lehman shall report to the Chairman of the Company's Board of Directors.

                  1.3 Independent Contractor Status. It is understood and agreed that TMC will provide the services under this Consultant Agreement as an independent contractor and that during the performance of the services under this Consulting Agreement, TMC's officers, directors, employees and members will not be considered employees of the Company within the meaning or the applications of any federal, state or local laws or regulations including, but not limited to, laws or regulations covering unemployment insurance, old age benefits worker's compensation, industrial accident, labor or taxes of any kind. TMC's officers, directors, employees and members shall not be entitled to benefits that may be afforded from time to time to the Company's officers, directors and employees including without limitation, vacation, holidays, sick leave, worker's compensation and unemployment insurance. Further, the Company shall not be responsible for withholding or paying any taxes or social security on behalf of TMC's officers, directors, employees and members. TMC shall be fully responsible for any such withholding or paying of taxes or social security.

         2.       CONSULTING FEES AND EXPENSES.

                  2.1 Retainer. During the Term of this Consulting Agreement, the Company shall pay TMC the sum of $80,000.00 per month, payable on the first day of each calendar month, as a retainer for services described in Section 1.2 above. Notwithstanding the above, the first such payment shall be made as of the date hereof and shall be prorated based upon the number of days remaining in the month of August.

                  2.2 Additional Compensation. (a) As additional compensation hereunder, the Company shall grant to TMC a five year option to purchase up to 212,500 shares of the Company's common stock, par value $0.01 ("Shares") at an exercise price of $1.32 per Share (substantially in the form attached hereto as Exhibit "A"). One-sixth (1/6) of such options shall vest on each of the 30th, 60th, 90th, 120th, 150th and 180th day following the date hereof provided this Consulting Agreement is in effect as of such date; provided, however, (i) all such options shall immediately vest upon the earlier of (a) the date the transactions contemplated by the Stock Purchase Agreement are closed (the "Closing Date"), or (b) termination of the Consulting Agreement pursuant to paragraph 4C below; and (ii) all non-vested options shall be cancelled if and when the Company's stockholders vote not to approve the matters contained in the Proxy Statement (as defined in the Stock Purchase Agreement) or this Consulting Agreement is terminated pursuant to Section 4E.

                  (b) Contingent Warrant. The Company shall grant to TMC a five year fully vested but contingent warrant (substantially in the form attached hereto as Exhibit "B") to purchase up to 3,762,500 Shares ("Contingent Warrant"), as follows:

                           A. A warrant to purchase 2,412,500 Shares exercisable on and from the Closing as to 1,912,500 Shares, at an exercise price of $1.32 and, upon the price of the Company's Shares first trading in excess of $3.00 per Share for a period of fifteen (15) consecutive trading days following the date hereof (the "Price Threshold"), the remaining 500,000 Shares shall become exercisable at an exercise price of $3.00 per Share.

                           B. A warrant to purchase 150,000 Shares at an exercise price of $1.50 per Share, exercisable on and from the Closing Date. Such warrants shall be distributed to BT Alex Brown.

                           C. A warrant to purchase 200,000 Shares, at an exercise price of $1.50 per Share, provided such warrant shall not be exercisable until the Price Threshold is achieved.

                           D.       A warrant to purchase 1,000,000 Shares
exercisable on and from the Closing at an exercise price of $1.32 per Share, provided that such warrant (i) if transferred, may be transferred by TMC to any officer, director, employee or consultant of the Company other than Lehman, Yukelson, Weiss or any employee of TMC, (a "Permitted Transferee") and (ii) may only be exercised by a Permitted Transferee and not by TMC.

                  2.3 Expense Reimbursement. The Company shall reimburse TMC for reasonable and actual out-of-pocket business expenses incurred by TMC in the performance of its responsibilities hereunder, provided TMC shall first furnish proper voucher and expense accounts setting forth the information required by the United States Treasury Department for deductible business expenses.

         3. INDEMNIFICATION. The Company agrees to indemnify and hold harmless TMC against and from any and all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements and other expenses incurred by TMC in connection with the preparation for, or defense of, any claim, action or proceeding, whether or not, resulting in any liability) to which TMC may become liable arising out of TMC's acting for the Company pursuant to this Consulting Agreement provided that the Company shall not be liable hereunder to the extent any loss, claim, damage, liability or expense is found to have resulted from TMC's gross negligence, bad faith, material breach of this Consulting Agreement, actions outside the scope of the authority granted hereunder or in contravention of specific Board of Directors instructions. The indemnification provided for herein is in no way deemed exclusive and is thus, in addition to indemnification provided by the Company's Bylaws and applicable law. The provisions of this

Section 3 shall remain operative and in full force and effect regardless of any termination of this Consulting Agreement.

         4. TERMINATION. The Consulting Agreement will terminate upon the earliest to occur:

                  A.       the expiration of the Term;

                  B. a negative vote by the Company's stockholders regarding the matters contained in the Proxy Statement (as defined in the Stock Purchase Agreement).

                  C. the Company becomes obligated to pay the Transaction Initiation Fee (as defined in the Stock Purchase Agreement).

                  D. the signing of employment agreements by the Company with each of Messrs. Lehman, Weiss and Yukelson.

                  E. the material breach by TMC of its duties and obligations hereunder, after receipt by TMC of written notice of such breach and the failure of TMC to cure such breach, if curable, within thirty (30) days of receipt of such notice.

                  If the Consulting Agreement is terminated pursuant to (C) above, the Company shall pay to TMC a sum equal the amount which would have been payable to TMC if the Consulting Agreement had continued in full force and effect for an additional six month term plus the unexpired portion of the Term, provided that the maximum amount payable to TMC pursuant to the Consulting Agreement shall be $720,000. If the Consulting Agreement is terminated pursuant to (B) above, the Company shall pay to TMC a sum equal to the amount which would have been payable to TMC if the Consulting Agreement had remained in full force and effect for the Term.

         5. NOTICES. All notices, requests, demands and other communications provided for by this Consulting Agreement shall be in writing and shall be deemed to have been given upon the deposit thereof for mailing at any general or branch United States Post Office enclosed in a registered or certified postpaid envelope and addressed as follows:

         To the Company:            National Media Corporation
                                    1835 Market Street
                                    11 Penn Center, Suite 1100
                                    Philadelphia, PA 19103
                                    Attention: General Counsel

         With Copies to:            Klehr, Harrison, Harvey, Branzburg & Ellers
                                    1401 Walnut Street
                                    Philadelphia, PA 19102-3120
                                    Attention:  Stephen Burdumy, Esq.

         To TMC:                    Temporary Media Co., LLC
                                    c/o Buchalter, Nemer, Fields & Younger
                                    A Professional Corporation
                                    601 South Figueroa, 24th Floor
                                    Los Angeles, CA 90071-5704
                                    Attention:  Stuart D. Buchalter, Esq.

         With Copies to:            Buchalter, Nemer, Fields & Younger
                                    A Professional Corporation
                                    601 South Figueroa, 24th Floor
                                    Los Angeles, CA 90071-5704
                                    Attention:  Stuart D. Buchalter, Esq.


         6.       MISCELLANEOUS.

                  (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER INVESTMENT DOCUMENTS (EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY SET FORTH THEREIN) SHALL BE DEEMED TO HAVE BEEN MADE IN THE STATE OF DELAWARE AND THE VALIDITY, CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

                  (b) JURISDICTION AND VENUE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HERETO AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT OR THE OTHER INVESTMENT DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE DELAWARE COURT OF CHANCERY, COUNTY OF NEW CASTLE, DELAWARE, OR IF JURISDICTION IS NOT AVAILABLE IN SUCH COURT, IN ANY OTHER DELAWARE STATE COURT. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SUBSECTION (b) AND STIPULATE THAT SUCH COURTS SHALL HAVE IN PERSONAM JURISDICTION AND VENUE OVER EACH SUCH

PARTY FOR THE PURPOSE OF LITIGATING ANY SUCH DISPUTE, CONTROVERSY, OR PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, OR THE OTHER INVESTMENT DOCUMENTS. TO THE MAXIMUM EXTENT PERMITTED BY LAW, SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST THE COMPANY MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS SPECIFIED FOR NOTICES PURSUANT TO SECTION 8.1.

                  (c) WAIVER OF TRIAL BY JURY. TO THE MAXIMUM EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR THE OTHER INVESTMENT DOCUMENTS, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, THE OTHER INVESTMENT DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT THEY MAY LEGALLY DO SO, THE PARTIES TO THIS AGREEMENT HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SUBSECTION (c) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

                  6.1 Severability. If any provision of this Consulting Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will continue in full force and effect without being impaired or invalidated in any way.

                  6.2 Entire Agreement; Amendment. This Consulting Agreement, the Stock Purchase Agreement and the other agreements and documents entered in connection therewith, contain a complete statement of all the arrangements between the parties with respect to their subject matter, supersedes all existing agreements between them with respect to the subject matter and may not be changed or terminated orally. Any amendment or modification must be in writing and signed by the party to be charged.

                  6.3 Successors and Assigns. All the provisions of the Consulting Agreement shall bind and inure to the benefit of the successors and assigns of the parties hereto.

                  6.4 Nonassignability. Neither party may assign any of its rights, duties or obligations hereunder, except as specifically provided herein, without the express written consent of the other party.

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement the date first set forth above.

                                            NATIONAL MEDIA CORPORATION


                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:


TEMPORARY MEDIA CO., LLC



---------------------------------
Name:  Eric R. Weiss
Title:  Managing Member